UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2017

TEL OFFSHORE TRUST

(Exact name of registrant as specified in its charter)

Texas	000-6910	76-6004064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 236-6599

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01                   Other Events.

Settlement of Probate Proceeding with Corporate Trustee

As previously disclosed in the Current Report on Form 8-K filed by the TEL Offshore Trust (the “Trust”) with the Securities and Exchange Commission (“SEC”) on April 25, 2017, The Bank of New York Mellon Trust Company, N.A. (the “Corporate Trustee”), Glenn M. Karisch, the attorney ad litem (the “Ad Litem”) appointed by the Probate Court of Travis County, Texas (the “Court”) in the previously announced probate proceeding (the “Probate Proceeding”), RNR Production Land and Cattle Co., Inc. (“RNR”) and Albert and Joyce Speisman (the “Speismans,” and together with RNR and the Ad Litem, the “Plaintiffs”) agreed to a settlement of all claims asserted against the Corporate Trustee pursuant to a Mediation Settlement Agreement entered into by and among such parties.  As previously disclosed, a hearing was set for May 15, 2017 before the Court to consider all pending motions for approval of the settlement and entry of a final judgment, objections thereto and related matters.

On May 5, 2017, the Ad Litem filed a Motion for Leave to Amend Petition to file its Third Amended Petition as Realigned Plaintiff, and the Corporate Trustee filed a Motion for Leave to File Its Amended Counterclaim for Modification and Termination of Trust as to Attorney Ad Litem, RNR, and the Speismans. The petitions request that the Trust Agreement for the TEL Offshore Trust (the “Trust Agreement”) be modified to (i) allow the Trust to be terminated on a date to be established by the Court, and (ii) establish a Trust termination date, which shall also serve as the record date, at which time the Trust’s transfer agent will close the transfer books of the Trust and thereafter no further transfers or transactions in the Trust’s units will be registered or effected. The Ad Litem also filed a Motion to Approve Allocation Agreement. The Allocation Agreement is an agreement among the Ad Litem, RNR and the Speismans that sets forth terms for the distribution of the TEL Offshore Trust Qualified Settlement Fund (the “QSF”) previously established by the Court and provides that 20% of the QSF shall be distributed among unit holders as of a date in 2014 to be approved by the Court and the remainder will be distributed among unit holders as of the Trust termination date as approved by the Court. The Corporate Trustee is not a party to the Allocation Agreement and has no obligations relating to any distributions from the QSF.

As discussed in the Quarterly Report on Form 10-Q for the quarter ending March 31, 2017 filed by the Trust with the SEC, on May 15, 2017, the Corporate Trustee, the Ad Litem, RNR and the Speismans entered into a Settlement Agreement (the “Corporate Trustee Settlement Agreement”). The Corporate Trustee Settlement Agreement requires a payment by the Corporate Trustee of $4 million into the QSF on a date (the “Settlement Payment Date”) within five business days after (i) the approval of the settlement by the Court and the entry of a proposed final judgment (the “Final Judgment as to Corporate Trustee”) dismissing with prejudice all claims against the Corporate Trustee, as more particularly described below, and (ii) the expiration of the time for appeal and exhaustion of all appeals.

The Corporate Trustee Settlement Agreement provides that the Plaintiffs and all current and former Unit holders who were served by publication and did not answer or appear in the Probate Proceeding that the Ad Litem was appointed to represent (the “AAL Parties”) release all claims against the Corporate Trustee, as well as its agents, representatives, counsel, insurers, heirs, successors and assigns, except for any claims arising from debts or extensions of credit by and between the Corporate Trustee and the Plaintiffs, their agents, representatives, counsel, insurers, heirs, successors and assigns or any Unit holders, unrelated to the Trust or the Probate Proceeding. The Court has previously ruled that all damages payable by the Corporate Trustee shall be for the benefit of all Unit holders not just those who have sued in the Probate Proceeding. The Corporate Trustee Settlement Agreement provides that the Corporate Trustee is settling all such claims and all such claims are released by virtue of the Corporate Trustee Settlement Agreement and the Final Judgment to be entered pursuant thereto. The Corporate Trustee, in return, releases all claims against the Ad Litem, RNR, the Speismans, their agents, representatives, counsel, insurers, heirs, successors and assigns, and all current and former Unit holders, except for any claims arising from any debts or extensions of credit by and between the Corporate Trustee and the Plaintiffs, their agents, representatives, counsel, insurers, heirs, successors and assigns or any Unit holders, unrelated to the Trust or the Probate Proceeding. The Final Judgment as to Corporate Trustee dismisses all claims released in the Corporate Trustee Settlement Agreement. The Corporate Trustee Settlement Agreement further provides that the Corporate Trustee releases any claims for the repayment of loans or other extensions of credit to the Trust by the Corporate Trustee or any affiliate thereof and further provides that the Corporate Trustee shall withdraw any application or claim for payment of funds out of the QSF or the segregated account maintained by the Trust.

The Corporate Trustee Settlement Agreement and the Final Judgment Modifying and Terminating the Trust provide for certain modifications to the Trust Agreement, including the termination of the Trust. The Final Judgment Modifying and Terminating the Trust provides that the Trust shall terminate at 5:00 p.m. Eastern Daylight Saving Time on June 30, 2017 (the “Record Date and Time”); provided such date will be delayed in the event an appeal is filed and may be delayed upon request of the Ad Litem or the Corporate Trustee if necessary. Upon the Record Date and Time, all rights of Unit holders in and under the Trust Agreement shall terminate and all Units and any beneficial interests therein shall cease to exist. The Final Judgment Modifying and Terminating the Trust provides that as of the Record Date and Time each Unit holder shall be limited to its rights with respect to the QSF. The Final Judgment Modifying and Terminating the Trust further provides that the Trust’s transfer books will be closed and that trading of Units shall not be permitted after the Record Date and Time and the Trust’s transfer agent will stop processing any Unit transfers as of the Record Date and Time.

At the hearing held on May 15, 2017, the Court approved, among other motions, the Corporate Trustee Settlement Agreement, the Final Judgment as to Corporate Trustee and the Final Judgment Modifying and Terminating the Trust.  The Corporate Trustee Settlement Agreement and the Order Approving Settlement Agreement also require the Corporate Trustee to transfer into the QSF all funds remaining in the segregated account on the Settlement Payment Date. The Final Judgment Modifying and Terminating the Trust provides that the Corporate Trustee will have no liability for transferring the remaining funds in the segregated account to the QSF. Once the settlement payment and any remaining funds in the segregated account are paid to the QSF and the Corporate Trustee has performed certain other obligations under the Corporate Trustee Settlement Agreement, (i) the Corporate Trustee shall have no further obligations or duties under the Trust Agreement and the Corporate Trustee and the individual trustees (the “Trustees”) are discharged and released as Trustees of the Trust, and (ii) any Unit holder’s sole rights by virtue of their status as a Unit holder or a former Unit holder shall be their right to follow the claims procedures established by the Court to make a claim to funds in the QSF. The QSF will be used as the Court orders and approves, including the payment of the Plaintiff’s attorneys’ fees and expenses, the fees and expenses of the Administrator, and the remainder, if any, distributed to Unit holders according to the Allocation Agreement entered into among the Plaintiffs.  The Court did not approve the Allocation Agreement at the May 15, 2017 hearing but will consider it at a subsequent hearing.  The Final Judgment Modifying and Terminating the Trust effects the modifications and the termination of the Trust as described above.

At the hearing held on May 15, 2017, the Court also approved a fee application providing for the payment of fees in the aggregate amount of $253,686.13 to the Ad Litem and the Plaintiffs’ attorneys and experts.  Following such payment, the amount remaining in the segregated account is $834,194. Any remaining funds in the segregated account on the Settlement Payment Date will be transferred to the QSF.

The foregoing descriptions of the Settlement Agreement and the Final Judgment Modifying and Terminating the Trust are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  Copies of the Settlement Agreement, the orders and judgments entered in the May 15, 2017 hearing will also be available at the website at  www.andrewskurth.com/teloffshoretrust.

Administration of QSF

Pursuant to the Corporate Trustee Settlement Agreement and the Final Judgment Modifying and Terminating the Trust, the  Trustees have no involvement or duties with the administration of the QSF or the distribution of funds from the QSF.  The Trustees have no liability to any current or former owners of units regarding the administration of the QSF or the distribution of funds from the QSF, whatsoever. The QSF shall be administered by Karl Johnson, the Administrator and Trustee of the QSF previously appointed by the Court.  Unit holders having questions regarding the QSF and the claims procedures under the QSF should contact Karl Johnson at (512) 482-9113 or by mail at the Law Office of Karl G. Johnson, Jr., P.C., 704 West 9th Street, Austin, Texas 78701.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Settlement Agreement dated May 15, 2017

99.2	Final Judgment Modifying and Terminating the Trust dated May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

By: The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: May 16, 2017	By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President and Trust Officer

Exhibit Index

Exhibit Number	Description
99.1	Settlement Agreement dated May 15, 2017

99.2	Final Judgment Modifying and Terminating the Trust dated May 15, 2017